UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☑
Check appropriate box:
☐       Preliminary Proxy Statement
☐       Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐       Definitive Proxy Statement
☐       Definitive Additional Materials
☑       Soliciting Material under Rule 14a-12

Airgas, Inc.
(Name of Registrant as Specified in Its Charter)

Air Products Distribution, Inc.
Air Products and Chemicals, Inc.
(Name of Persons Filing Proxy Statement, if Other than Registrant)

Payment of filing fee (Check the appropriate box):
☑       No fee required.
☐       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                (4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐       Fee paid previously with preliminary materials.
☐       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Air Products began using the following slide presentation with investors on July 29, 2010:

Offer to Acquire Airgas

Forward Looking Statement
This presentation contains “forward-looking statements” within the safe harbor provisions of the Private Securities
Litigation Reform Act of 1995, including earnings guidance and comments regarding the Company’s proposed acquisition of Airgas, Inc. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date this presentation is made regarding important risk factors. Actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors not anticipated by management, including, without limitation, longer than anticipated delay in global economic recovery; renewed deterioration in economic and business conditions; poor demand for the Company's products; future financial and operating performance of major customers and industries served by the Company;
inability to collect receivables from or recovery of payments made by customers in bankruptcy proceedings;
unanticipated contract terminations or customer cancellations or postponement of projects and sales; asset impairments due to economic conditions or specific product or customer events; unexpected costs associated with the
Company’s cash tender offer for Airgas, Inc.; costs of future restructuring actions which are not currently planned or anticipated; the impact of competitive products and pricing; interruption in ordinary sources of supply of raw materials;
the ability to recover unanticipated increased energy and raw material costs from customers; costs and outcomes of litigation or regulatory activities; charges related to current portfolio management and cost reduction actions; the success of implementing cost reduction programs; failure to consummate the tender offer for Airgas, Inc. or inability to achieve anticipated acquisition synergies or unanticipated integration costs; the timing, impact, and other uncertainties of future acquisitions or divestitures; significant fluctuations in interest rates and foreign currencies from that currently anticipated; the continued availability of capital funding sources in all of the Company's foreign operations; the impact of new or changed environmental, healthcare, tax or other legislation and regulations in jurisdictions in which the
Company and its affiliates operate; the impact of new or changed financial accounting guidance; the timing and rate at which tax credits can be utilized and other risk factors described in the Company’s Form 10K for its fiscal year ended
September 30, 2009. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this document to reflect any change in the Company’s assumptions, beliefs or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

ADDITIONAL INFORMATION
On February 11, 2010, Air Products Distribution, Inc. (“Purchaser”), a wholly owned subsidiary of Air Products and Chemicals, Inc. (“Air Products”),
commenced a cash tender offer for all the outstanding shares of common stock of Airgas, Inc. (“Airgas”) not already owned by Air Products, subject to the terms and conditions set forth in the Offer to Purchase dated as of February 11, 2010 (the “Offer to Purchase”).  The purchase price to be paid upon the successful closing of the cash tender offer is $63.50 per share in cash, without interest and less any required withholding tax, subject to the terms and conditions set forth in the Offer to Purchase, as amended. The offer is scheduled to expire at midnight, New York City time, on Friday,
August 13, 2010, unless further extended in the manner set forth in the Offer to Purchase.

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The tender offer is being made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, a related letter of transmittal and other offer materials) filed by Air Products with the U.S. Securities and Exchange Commission (“SEC”) on February 11, 2010. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE
URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN
IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders can obtain free copies of these documents and other documents filed with the SEC by Air Products through the web site maintained by the SEC at http://www.sec.gov. The Offer to Purchase and related materials may also be obtained for free by contacting the Information Agent for the tender offer, MacKenzie Partners, Inc., at 212-929-
5500 or toll-free at 800-322-2885.

Air Products has filed a preliminary proxy statement on Schedule 14A with the SEC on June 16, 2010, and a revised preliminary proxy statement on
Schedule 14A on July 9, 2010, in connection with the solicitation of proxies for the 2010 annual meeting of Airgas stockholders. Air Products expects to file a definitive proxy statement with the SEC in connection with the solicitation of proxies for the 2010 annual meeting of Airgas stockholders and may file other proxy solicitation material in connection therewith. Any definitive proxy statement will be mailed to shareholders of Airgas.
INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC
CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors
and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Air
Products through the web site maintained by the SEC at http://www.sec.gov. These materials may also be obtained for free by contacting Air
Products’ proxy solicitor for the 2010 Airgas annual meeting, MacKenzie Partners, Inc., at 212-929-5500 or toll-free at 800-322-2885.

CERTAIN INFORMATION REGARDING PARTICIPANTS
Air Products, Purchaser, and certain of their respective directors and executive officers and the Air Products nominees may be deemed to be participants in the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Air Products’ directors and executive officers in Air Products’ Annual Report on Form 10-K for the year ended September 30, 2009, which was filed with the SEC on November 25, 2009, and its proxy statement for the 2010 Annual Meeting, which was filed with the SEC on December 10,
2009; and of Purchaser’s directors and executive officers in the Offer to Purchase. Information about the Air Products nominees will be included in the definitive proxy statement Air Products intends to file with the SEC relating to the 2010 annual meeting of Airgas stockholders. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the definitive proxy statement and other relevant materials to be filed by Air Products with the SEC.

● $63.50 per share all cash
● Immediate & certain value
● High premium to all relevant
 historical prices
● Significantly greater value than
 standalone Airgas
$51.00
Unaffected
52wk high1
$47.31
3 month
VWAP
$43.53
Pre-offer
price2
Significant premium at $63.50
45.9%
34.2%
24.5%
Source: FactSet
1 October 19, 2009
2 February 4, 2010
Increased offer delivers attractive and certain
value to Airgas shareholders

Airgas’ most recent projections show flat EPS
trajectory for remainder of Fiscal 2011…
1Q’11
Actual
2Q’11
Mid-point
2Q guidance $0.78-0.82
3Q’11
4Q’11
Implied mid-point FY2011 guidance
$3.15-$3.30
$0.83A
$0.80
$0.80
$0.80
Airgas quarterly EPS to reach mid-point of FY2011 guidance
Fiscal year-end March 31, 2011

…with dramatic acceleration in EPS needed to
reach 2012 guidance…
Quarterly adjusted EPS
run-rate
$0.80
$1.05
● Despite weak economic recovery
● Focus shift to … “becoming an operating
 company”
● SAP implementation distraction
● International expansion risk
Mid-point
FY 2Q guidance
$0.78-0.82
CY 2012
$4.20 run rate
Greater than 30% growth projection?

…while Wall Street analysts agree Airgas’
unaffected price is well below $50
Deutsche Bank (July 21)	$46 without APD bid
Jefferies (July 21)	$47 without APD bid
Soleil (July 21)	$47 without APD bid
Morningstar (July 6)	$43 fair value estimate

Air Products has sought to engage with Airgas
● Airgas has never shown any willingness to explore Air Products’ offers
 − Repeated attempts to engage since October 2009 have been rejected
 − Airgas’ responses have included:
 ● Requests that no proposal be made in writing
 ● Threats to use “every arrow in its quiver” to resist any non-negotiated offer
 ● Lawsuit against Air Products’ outside counsel
 ● Refusal of “independent” directors to discuss any aspect of transaction with Air
 Products
 ● Amending its bylaws to delay 2010 Annual Meeting
 ● Continual revisions to financial forecasts
 ● New change-of-control agreements
● From the start, Air Products has clearly stated its flexibility with respect to price and form of consideration
 − Air Products has increased its price twice since its initial approach
 − Air Products has changed the consideration mix to all cash
● Air Products decided the best way to move forward was to commence tender offer, proceed with director nominations and proposals at 2010 Annual
 Meeting

Airgas Board’s actions - in shareholders’ best interests?
● Airgas has not formed an independent Board committee to assess Air Products’ offers
 − Chairman/CEO may have interests not aligned with other shareholders
 − Independent committee would facilitate impartial assessment by independent directors with their own advisors
 − Issue currently pending before Delaware court
● Air Products’ request for prompt shareholder vote and Annual Meeting was met by bylaw change
 − Airgas amended bylaws on April 7, 2010, eliminating requirement to hold annual meeting by August 31,
 2010
● Airgas ignored Air Products’ request to take actions to eliminate obstacles to offer and allow Airgas shareholders to decide for themselves
 − Refused to rescind “poison pill” shareholder rights plan
 − Rejected Air Products’ request to hold 2010 annual meeting no later than August 18, 2010 (one year anniversary of 2009 annual meeting)
 − Rejected Air Products’ request that director nominees not elected by shareholders at 2010 annual meeting not be reappointed for at least three years
● Airgas’ first action in response to public offer was to pursue litigation
 − Sued to disqualify Air Products’ long-standing outside legal counsel
 − Spent millions of dollars of shareholder money pursuing dilatory litigation and losing arguments before three separate courts

Path forward
Air Products
committed to
completing
transaction
Tender offer
● Revised offer effective July 8
● Offer scheduled to expire on
 August 13
● Financing fully committed
Shareholder meeting
● Scheduled for September 15
● 3 independent BOD nominees
● Proposed by-law changes
Regulatory process
● Negotiating consent decree
Litigation proceeding

What we are asking you to do
Tender your shares by the August 13 expiration date
Support Air Products proxy solicitation - Sign and return GOLD proxy card
 1. Vote for our three independent director nominees
 2. Amend by-laws to implement director eligibility requirements
 ● Would make any Airgas board members (except CEO) not elected at annual meeting ineligible to serve on Airgas Board for three years
 ● If not elected but re-appointed, CEO could not serve as Chairman
 3. Amend by-laws to require Airgas to hold future annual meetings in January
 ● 2011 annual meeting to be held on January 18
 ● Provides an early opportunity for shareholders to elect additional outside nominees to the Airgas
 Board
 4. Repeal all by-law amendments after April 7, 2010
 ● Standard for this type of situation

Thank you
www.airproducts.com